As filed with the Securities and Exchange Commission on June 16, 2009

Registration Nos. 333-159798

333-159798-01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIVO PARTICIPAÇÕES S.A. (Exact Name of Registrant as Specified in Its Charter)	TELEMIG CELULAR PARTICIPAÇÕES S.A. (Exact Name of Registrant as Specified in Its Charter)

VIVO HOLDING COMPANY (Translation of Registrant’s name into English)	TELEMIG CELLULAR HOLDING COMPANY (Translation of Registrant’s name into English)

The Federative Republic of Brazil	The Federative Republic of Brazil
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

4813	4813
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)

Not Applicable	Not Applicable
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Av. Dr. Chucri Zaidan, 860 Morumbi, 04583-110 São Paulo, SP, Brazil Telephone: +55 11 7420-1172	Rua Levindo Lopes, 258, Funcionários, 30140-170 Belo Horizonte, MG, Brazil Telephone: +55 31 9933-3931
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

National Registered Agents, Inc.

875 Avenue of the Americas, Suite 501

New York, New York 10001

Phone: (212) 356-8340

Toll Free: (888) 336-3926

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Diane G. Kerr, Esq.

Andrés V. Gil, Esq.

Davis Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Approximate date of commencement of proposed offer to the public: As soon as practicable after this registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Aggregate Offering Price (3)	Amount Of Registration Fee (4)
Vivo Participações S.A. common shares, no par value	1,118	$23,782.10	$1.33
Vivo Participações S.A. preferred shares, no par value (2)	10,243,466	$206,969,230.53	$11,548.88
Telemig Celular Participações S.A. common shares, no par value	168	$41,008.63	$2.29
Telemig Celular Participações S.A. preferred shares, no par value	78,912	$19,262,340.29	$1,074.84
Total	10,323,664	$226,296,361.55	$12,627.34

(1)	Calculated, in each case, based on the maximum number of each registrant’s shares to be issued to holders of American Depositary Shares, or ADSs, of Telemig Celular Participações S.A., or TCP, each representing 2 (two) preferred shares of TCP, and holders of common and preferred shares of TCP and Telemig Celular S.A., or TC, who are U.S. residents, in connection with the Restructuring described in the accompanying prospectus / information statement assuming that none of the holders exercise their right of withdrawal in connection with the Restructuring. The calculation includes, in the case of the registrant Vivo Participações S.A., or Vivo, the preferred and common shares issued to TCP shareholders in the first step of the Restructuring.
(2)	8,161,586 of these shares will initially be represented by Vivo ADSs, each of which represents 1 (one) preferred share, and which may be evidenced by American Depositary Receipts, or ADRs, that will be issued in exchange for TCP ADSs. The remaining 2,081,880 shares will not be represented by ADSs.
(3)	The Proposed Maximum Aggregate Offering Price for registrant TCP (estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(c) and Rule 457(f) under the U.S. Securities Act of 1933, as amended) is calculated in accordance with the exchange ratios of 17.4 common shares or preferred shares of TCP to be exchanged in the Restructuring for each common and preferred share held directly by a U.S. resident of TC using the book value of the shares of TC, $244.099 for each common and preferred share of TC, given that the level of the market trading in Brazil of the common and preferred shares of TC are insufficient to permit or make meaningful the calculation of the average high and low market prices, converted into U.S. dollars based on an exchange rate of R$1.97 = US$1.00 the PTAX selling rate on May 29, 2009. The Proposed Maximum Offering Price for registrant Vivo (estimated solely for the purposes described above) is calculated in accordance with the exchange ratios of 1.37 common shares or preferred shares or 2.74 Vivo ADSs to be exchanged in the Restructuring for each ADS held by any holder and for each common and preferred share held directly by a U.S. resident (excluding any TCP common and preferred shares acquired by U.S. residents in the Restructuring in exchange for their TC shares, as to which the Proposed Maximum Offering Price and Registration fee is calculated by reference to registrant TCP) and (a) the average of the high and low prices of the common and preferred shares of TCP, $21.272 and $20.205, respectively, as reported on the São Paulo Stock Exchange on May 29, 2009, converted into U.S. dollars at the exchange rate described above and (b) the average of the high and low price of the TCP ADSs as reported on the New York Stock Exchange on May 29, 2009.
(4)	Previously paid.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the U.S. Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note regarding this filing:

The sole purpose of filing this Amendment No. 1 to the Form F-4 is to file Exhibits 99.1, 99.3, 99.8 and 99.9. No changes or additions are being made hereby to the prospectus/information statement that forms a part of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS/INFORMATION STATEMENT

Item 20. Indemnification of Directors and Officers

Neither the laws of Brazil nor other constitutive documents provide for indemnification of directors and officers. However, the registrants’ directors and officers and certain of their controlling persons benefit from insurance against civil liabilities, including civil liabilities in connection with the registration, offering and sale of the securities.

Item 21. Exhibits

(a)	Exhibits.

The following documents are filed as exhibits to the registration statement:

Exhibit	Description
2.1	Protocol of Merger of Shares and Instrument of Justification of Telemig Celular Participações S.A. into Vivo Participações S.A—English translation. (##)

2.2	Protocol of Merger of Shares and Instrument of Justification of Telemig Celular S.A. into Telemig Celular Participações S.A.—English translation. (##)

3.1	By-laws (Estatuto Social) of Vivo Participações S.A.—English translation. (##)

3.2	By-laws (Estatuto Social) of Telemig Celular Participações S.A.—English translation. (##)

3.3	By-laws (Estatuto Social) of Telemig Celular S.A.—English translation. (##)

4.1	Amended and Restated Deposit Agreement between The Bank of New York Mellon and Vivo Participações S.A. dated as of July 21, 1998, as amended and restated as of November 2, 1998, as further amended and restated as of July 28, 2008. (##)

4.2	Amended and Restated Deposit Agreement between The Bank of New York Mellon and Telemig Celular Participações S.A. dated as of December 3, 2002. (##)

5.1	Opinion of Davis Polk & Wardwell. (##)

5.2	Opinion of Machado, Meyer, Sendacz e Opice Advogados. (##)

8.1	Opinion of Pinheiro Neto Advogados. (##)

10.1	Authorization Term of the Personal Mobile Service entered by ANATEL and Telesp Celular Participações S.A.—English translation. (##)

10.2	Authorization Term of the Personal Mobile Service entered by ANATEL and Global Telecom S.A.—English translation. (##)

10.3	Authorization Term of the Personal Mobile Service entered by ANATEL and Tele Centro Oeste Celular Participações S.A.—English translation. (##)

10.4	Authorization Term of the Personal Mobile Service entered by ANATEL and Telebahia Celular S.A.—English translation. (##)

10.5	Authorization Term of the Personal Mobile Service entered by ANATEL and Telergipe Celular S.A.—English translation. (##)

10.6	Authorization Term of the Personal Mobile Service entered by ANATEL and Telerj Celular S.A.—English translation. (##)

10.7	Authorization Term of the Personal Mobile Service entered by ANATEL and Telest Celular S.A.—English translation. (##)

10.8	Agreement between Telesp Celular Participações S.A. and Fixcel S.A. dated as of April 25, 2003 for the acquisition of 64.03% of the voting capital stock of Tele Centro Oeste Celular Participações S.A.—English Summary. (##)

10.9	Consulting Agreement (Instrumento Particular de Prestação de Serviços de Consultoria) dated as of January 7, 1999, between Telesp Celular S.A. and Portugal Telecom S.A., currently Portugal Telecom S.G.P.S. S.A. (##)

10.10	Supply Agreement (Contrato de Fornecimento) dated as of August 27, 2001, between Global Telecom S.A. and Motorola do Brasil Ltda.—English summary. (##)

10.11	Financing Agreement (Contrato de Financiamento) dated July 19, 2001, among the Brazilian Social and Economic Development Bank (Lender), Global Telecom S.A. (Borrower) and Telesp Celular S.A. (Guarantor)—English summary. (##)

10.12	Financing Agreement (Contrato de Financiamento) dated July 19, 2001, among Banco Bradesco S.A. and Banco Alfa de Investimento S.A. (Lenders) and Global Telecom S.A. (Borrower) and Telesp Celular S.A. (Guarantor)—English summary. (##)

10.13	Protocol of Merger of Shares and Merger of Companies and Instrument of Justification among Telesp Celular Participações S.A. and Tele Centro Oeste Celular Participações S.A., Tele Sudeste Celular Participações S.A., Tele Leste Celular Participações S.A. and Celular CRT Participações S.A. dated December 4, 2005. (##)

10.14	Agreement dated as of August 4, 2006 among Vivo Participações S.A., Ericsson and Huawei—English summary. (##)

10.15	Stock Purchase Agreement dated as of August 2, 2007 among Telpart Participações S.A and Vivo Participações S.A. (##)

10.16	Credit facility dated as of October 30, 2008 among Vivo Participações S.A. and Banco do Nordeste do Brasil S.A. (##)

10.17	Letter of Authorization for Operation of Personal Communications Systems Services between Brazil’s National Telecommunications Agency—ANATEL and Telemig Celular S.A.—English translation. (##)

10.18	Term of Concession Authorization for the Use of Radio Frequency Blocks between ANATEL and Telemig Celular S.A.—English translation. (##)

10.19	Agreement for Supply and Rendering of Services dated July 1, 2004 among Amazônia Celular S.A., Telemig Celular S.A., Ericsson Telecomunicações S.A., and Ericsson Serviços de Telecomunicações Ltda.—English translation. (##)

10.20	Agreement for Supply and Rendering of Services dated July 16, 2004 between Telemig Celular S.A., Ericsson Telecomunicações S.A., and Ericsson Serviços de Telecomunicações Ltda.—English translation. (##)

10.21	Agreement for Supply and Rendering of Services dated December 29, 2004 among Telemig Celular S.A., Huawei Serviços do Brasil Ltda., and Huawei do Brasil Telecomunicações Ltda.—English translation. (##)

10.22	Authorization Agreement for Exploring Multimedia Communication Service, between ANATEL and Telemig Celular S.A.—English translation. (##)

10.23	Authorization Agreement for Personal Mobile Phone Service between ANATEL and Telemig Celular S.A.—English translation. (##)

10.24	Agreement for Supply and Rendering of Services dated March 31, 2005 among Amazônia Celular S.A., Telemig Celular S.A., Ericsson Telecomunicações S.A., and Ericsson Serviços de Telecomunicações Ltda.—English translation. (##)

10.25	Agreement for Supply and Rendering of Services dated March 31, 2005 among Telemig Celular S.A., Ericsson Telecomunicações S.A., and Ericsson Serviços de Telecomunicações Ltda.—English translation. (##)

10.26	Agreement of Rendering of Services dated October 11, 2005 between Telemig Celular S.A. and Ericsson Serviços de Telecomunicações Ltd.—English translation. (##)

10.27	Agreement for Supply and Rendering of Services dated May 19, 2006 between Telemig Celular S.A., Ericsson Telecomunicações S.A. and Ericsson Serviços de Telecomunicações Ltda.English translation. (##)

10.28	Agreement for Supply and Rendering of Services dated May 19, 2006 between Telemig Celular S.A., Ericsson Telecomunicações S.A., Ericsson Serviços de Telecomunicações Ltda. and Ericsson Gestão e Serviços de Telecomunicações Ltda.—English translation. (##)

10.29	Agreement for Supply and Rendering of Services dated December 23, 2005 among Telemig Celular S.A., Huawei Serviços do Brasil Ltda., and Huawei do Brasil Telecomunicações Ltda.—English translation. (##)

10.30	Agreement for Supply and Rendering of Services dated March 12, 2006 among Telemig Celular S.A., Huawei Serviços do Brasil Ltda., and Huawei do Brasil Telecomunicações Ltda.—English translation. (##)

10.31	First Supplemental Indenture dated April 17, 2007 among Amazônia Celular S.A., Telemig Celular S.A. and The Bank of New York, as Trustee—English translation. (##)

10.32	Agreement for Supply and Provision of Services dated February 9, 2007 between Telemig Celular S.A., Ericsson Telecomunicações S.A., Ericsson Serviços de Telecomunicações Ltda. and Ericsson Gestão e Serviços de Telecomunicações Ltda.—English translation. (##)

10.33	Agreement for Supply and Provision of Services dated June 6, 2007 between Telemig Celular S.A., Ericsson Telecomunicações S.A., Ericsson Serviços de Telecomunicações Ltda. and Ericsson Gestão e Serviços de Telecomunicações Ltda.—English translation. (##)

10.34	Agreement for Supply and Provision of Services dated June 15, 2007 among Telemig Celular S.A., Huawei do Brasil Telecomunicações Ltda. and Huawei Serviços do Brasil Ltda.—English translation. (##)

10.35	Agreement for Supply and Provision of Services dated June 21, 2007 between Telemig Celular S.A., Ericsson Telecomunicações S.A., Ericsson Serviços de Telecomunicações Ltda. and Ericsson Gestão e Serviços de Telecomunicações Ltda.—English translation. (##)

10.36	Agreement for Supply and Provision of Services dated June 30, 2007 between Telemig Celular S.A., Ericsson Telecomunicações S.A., Ericsson Serviços de Telecomunicações Ltda. and Ericsson Gestão e Serviços de Telecomunicações Ltda.—English translation. (##)

10.37	Stock Purchase Agreement dated as of August 2, 2007, between Telpart Participações S.A. and Vivo Participações S.A.—English translation. (##)

10.38	Agreement for Supply and Rendering of Services dated April 25, 2008 between Telemig Celular S.A. and Ericsson Telecomunicações S.A., Ericsson Serviços de Telecomunicações Ltda. and Ericsson Gestão e Serviços de Telecomunicações Ltda.—English summary. (##)

10.39	Agreement for Supply and Rendering of Services dated April 28, 2008 between Telemig Celular S.A. and Ericsson Telecomunicações S.A., Ericsson Serviços de Telecomunicações Ltda. and Ericsson Gestão e Serviços de Telecomunicações Ltda.—English summary. (##)

10.40	Agreement for Supply and Rendering of Services dated July 11, 2008 between Telemig Celular S.A. and NEC Brasil S.A.—English summary. (##)

11.1	Statement regarding computation of per share earnings for Vivo Participações S.A. (##)

11.2	Statement regarding computation of per share earnings for Telemig Celular Participações S.A. (##)

12.1	Ratio of Combined Fixed Charges and Preference Dividends to Earnings. (##)

21.1	List of Subsidiaries of Vivo Participações S.A. (##)

21.2	List of Subsidiaries of Telemig Celular Participações S.A. (##)

23.1	Consent of Ernst & Young Auditores Independentes S.S. regarding use in this Registration Statement of its report dated January 30, 2009, except as to Notes 39, 40 and 41 to the financial statements as to which the date is March 31, 2009, and except for the change in accounting discussed in Note 42, as to which the date is May 21, 2009, relating to the financial statements of Vivo Participações S.A. (##)

23.2	Consent of Ernst & Young Auditores Independentes S.S. regarding use in this Registration Statement of its report dated March 31, 2009, except for the change in Note 27, as to which the date is May 21, 2009, relating to the financial statements of Telemig Celular Participações S.A. (##)

23.3	Consent of Ernst & Young Auditores Independentes S.S. regarding use in this Registration Statement of its report dated January 30, 2009, except for internal control over financial reporting related to Notes 39, 40 and 41 to the financial statements as to which the date is March 31, 2009, and except for the change in accounting discussed in Note 42, as to which the date is May 21, 2009, relating to the report on internal control of Vivo Participações S.A. (##)

23.4	Consent of Ernst & Young Auditores Independentes S.S. regarding use in this Registration Statement of its report dated March 31, 2009, relating to the report on internal control of Telemig Celular Participações S.A. (##)

23.5	Consent of Deloitte Touche Tohmatsu Auditores Independentes regarding use in this Registration Statement of its report dated December 31, 2006 relating to the financial statements of Vivo Participações S.A. (##)

23.6	Consent of Deloitte Touche Tohmatsu Auditores Independentes regarding use in this Registration Statement of its report dated December 31, 2007 relating to the financial statements of Telemig Celular Participações S.A. (##)

23.7	Consent of Deloitte Touche Tohmatsu Auditores Independentes regarding use in this Registration Statement of its report dated December 31, 2006 relating to the financial statements of Telemig Celular Participações S.A. (##)

99.1	Form of Letter of Transmittal. (#)

99.2	Valuation Report of Citigroup Global Markets, Inc. (##)

99.3

Valuation Report of Planconsult (#)

    Net Equity Report for Vivo Participações S.A.

    Net Equity Report for Telemig Celular Participações S.A.

    Net Equity Report for Telemig Celular S.A.

    Economic Value Report for Telemig Celular Participações S.A.

    Economic Value Report for Telemig Celular S.A.

99.4	Call Notice for Extraordinary General Shareholders’ Meeting of Vivo Participações S.A. (##)

99.5	Call Notice for Extraordinary General Shareholders’ Meeting of Telemig Celular Participações S.A. (##)

99.6	Call Notice for Extraordinary General Shareholders’ Meeting of Telemig Celular S.A. (##)

99.7	Form of Power of Attorney. (##)

99.8	Letter from the Special Committee of Telemig Celular Participações S.A. to the Board of Directors of Telemig Celular Participações S.A. dated May 29, 2009. (#)

99.9	Letter from the Special Committee of Telemig Celular S.A. to the Board of Directors of Telemig Celular S.A. dated May 29, 2009. (#)

(#)	Filed herewith.

(##)	Filed previously.

(b)	Schedules.

None required.

Item 22. Undertakings

(a) Each of the undersigned Registrants hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	to include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

iii.	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements; notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3; and

5.	That, for the purpose of determining liability under the Securities Act to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Each undersigned Registrant hereby undertakes:

1.	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

2.	That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) With respect to each Registrant:

3.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

(e) Each undersigned Registrant hereby undertakes that:

4.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

5.	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) Each undersigned Registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) Each undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of São Paulo, State of São Paulo, Brazil, on June 16, 2009.

VIVO PARTICIPAÇÕES S.A.

By:	/s/ Roberto Oliveira de Lima
Name: RobertoOliveira de Lima Title: Chief Executive Officer

By:	/s/ Ernesto Gardelliano
Name: ErnestoGardelliano Title: Executive Vice President for Finance, Planning and Control and Investor Relations Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Vivo Participações S.A., hereby severally constitute and appoint Roberto Oliveira de Lima and Ernesto Gardelliano (with full power to act alone) our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in an and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities held on June 16, 2009.

Signature	Title

/s/ Roberto Oliveira de Lima Roberto Oliveira de Lima	Chief Executive Officer

/s/ Ernesto Gardelliano Ernesto Gardelliano	Executive Vice President for Finance, Planning and Control and Investor Relations Officer (Principal Financial Officer)

* Giuliono de Melo	Principal Accounting Officer

Luis Miguel Gilpérez López	Chairman of the Board of Directors

Signature	Title

* Shakhaf Wine	Vice Chairman of the Board of Directors

* Luis Miguel da Fonseca Pacheco de Melo	Director

* Rui Manuel de Medeiros D’Espiney Patrício	Director

* Félix Pablo Ivorra Cano	Director

Ignacio Aller Malo	Director

Carlos Manuel Mendes Fidalgo Moreira Cruz	Director

José Guimaraes Monforte	Director

* António Gonçalves de Oliveira	Director

Authorized Representative of Vivo Participações S.A. in the United States:

/s/ Donald J. Puglisi Donald J. Puglisi Managing Director Puglisi & Associates	Authorized Representative in the United States

*By:	/s/ Roberto Oliveira de Lima
Roberto Oliveira de Lima Attorney-in-fact

*By:	/s/ Ernesto Gardelliano
Ernesto Gardelliano Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belo Horizonte, State of Minas Gerais, Brazil, on June 16, 2009.

TELEMIG CELULAR PARTICIPAÇÕES S.A.

By:	/s/ Roberto Oliveira de Lima
Name: RobertoOliveira de Lima Title: Chief Executive Officer

By:	/s/ Ernesto Gardelliano
Name: ErnestoGardelliano Title: Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Telemig Celular Participações S.A., hereby severally constitute and appoint Roberto Oliveira de Lima and Ernesto Gardelliano (with full power to act alone) our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in an and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities held on June 16, 2009.

Signature	Title

/s/ Roberto Oliveira de Lima Roberto Oliveira de Lima	Chief Executive Officer

/s/ Ernesto Gardelliano Ernesto Gardelliano	Chief Financial Officer

* Giuliono de Melo	Principal Accounting Officer

Luis Miguel Gilpérez López	Chairman of the Board of Directors

* Shakhaf Wine	Vice Chairman of the Board of Directors

Signature	Title

* Luis Miguel da Fonseca Pacheco de Melo	Director

* Rui Manuel de Medeiros D’Espiney Patrício	Director

* Félix Pablo Ivorra Cano	Director

Ignácio Aller Mallo	Director

Carlos Manuel Mendes Fidalgo Moreira Cruz	Director

José Guimaraes Monforte	Director

* António Gonçalves de Oliveira	Director

* Marcelo Santos Barbosa	Director

Authorized Representative of Telemig Celular Participações S.A. in the United States:

/s/ Donald J. Puglisi Donald J. Puglisi Managing Director Puglisi & Associates	Authorized Representative in the United States

*By:	/s/ Roberto Oliveira de Lima
Roberto Oliveira de Lima Attorney-in-fact

*By:	/s/ Ernesto Gardelliano
Ernesto Gardelliano Attorney-in-fact

Exhibit Index

Exhibit	Description
2.1	Protocol of Merger of Shares and Instrument of Justification of Telemig Celular Participações S.A. into Vivo Participações S.A—English translation. (##)

2.2	Protocol of Merger of Shares and Instrument of Justification of Telemig Celular S.A. into Telemig Celular Participações S.A.—English translation. (##)

3.1	By-laws (Estatuto Social) of Vivo Participações S.A.—English translation. (##)

3.2	By-laws (Estatuto Social) of Telemig Celular Participações S.A.—English translation. (##)

3.3	By-laws (Estatuto Social) of Telemig Celular S.A.—English translation. (##)

4.1	Amended and Restated Deposit Agreement between The Bank of New York Mellon and Vivo Participações S.A. dated as of July 21, 1998, as amended and restated as of November 2, 1998, as further amended and restated as of July 28, 2008. (##)

4.2	Amended and Restated Deposit Agreement between The Bank of New York Mellon and Telemig Celular Participações S.A. dated as of December 3, 2002. (##)

5.1	Opinion of Davis Polk & Wardwell. (##)

5.2	Opinion of Machado, Meyer, Sendacz e Opice Advogados. (##)

8.1	Opinion of Pinheiro Neto Advogados. (##)

10.1	Authorization Term of the Personal Mobile Service entered by ANATEL and Telesp Celular Participações S.A.—English translation. (##)

10.2	Authorization Term of the Personal Mobile Service entered by ANATEL and Global Telecom S.A.—English translation. (##)

10.3	Authorization Term of the Personal Mobile Service entered by ANATEL and Tele Centro Oeste Celular Participações S.A.—English translation. (##)

10.4	Authorization Term of the Personal Mobile Service entered by ANATEL and Telebahia Celular S.A.—English translation. (##)

10.5	Authorization Term of the Personal Mobile Service entered by ANATEL and Telergipe Celular S.A.—English translation. (##)

10.6	Authorization Term of the Personal Mobile Service entered by ANATEL and Telerj Celular S.A.—English translation. (##)

10.7	Authorization Term of the Personal Mobile Service entered by ANATEL and Telest Celular S.A.—English translation. (##)

10.8	Agreement between Telesp Celular Participações S.A. and Fixcel S.A. dated as of April 25, 2003 for the acquisition of 64.03% of the voting capital stock of Tele Centro Oeste Celular Participações S.A.—English Summary. (##)

10.9	Consulting Agreement (Instrumento Particular de Prestação de Serviços de Consultoria) dated as of January 7, 1999, between Telesp Celular S.A. and Portugal Telecom S.A., currently Portugal Telecom S.G.P.S. S.A. (##)

10.10	Supply Agreement (Contrato de Fornecimento) dated as of August 27, 2001, between Global Telecom S.A. and Motorola do Brasil Ltda.—English summary. (##)

10.11	Financing Agreement (Contrato de Financiamento) dated July 19, 2001, among the Brazilian Social and Economic Development Bank (Lender), Global Telecom S.A. (Borrower) and Telesp Celular S.A. (Guarantor)—English summary. (##)

10.12	Financing Agreement (Contrato de Financiamento) dated July 19, 2001, among Banco Bradesco S.A. and Banco Alfa de Investimento S.A. (Lenders) and Global Telecom S.A. (Borrower) and Telesp Celular S.A. (Guarantor)—English summary. (##)

10.13	Protocol of Merger of Shares and Merger of Companies and Instrument of Justification among Telesp Celular Participações S.A. and Tele Centro Oeste Celular Participações S.A., Tele Sudeste Celular Participações S.A., Tele Leste Celular Participações S.A. and Celular CRT Participações S.A. dated December 4, 2005. (##)

10.14	Agreement dated as of August 4, 2006 among Vivo Participações S.A., Ericsson and Huawei—English summary. (##)

10.15	Stock Purchase Agreement dated as of August 2, 2007 among Telpart Participações S.A and Vivo Participações S.A. (##)

10.16	Credit facility dated as of October 30, 2008 among Vivo Participações S.A. and Banco do Nordeste do Brasil S.A. (##)

10.17	Letter of Authorization for Operation of Personal Communications Systems Services between Brazil’s National Telecommunications Agency—ANATEL and Telemig Celular S.A.—English translation. (##)

10.18	Term of Concession Authorization for the Use of Radio Frequency Blocks between ANATEL and Telemig Celular S.A.—English translation. (##)

10.19	Agreement for Supply and Rendering of Services dated July 1, 2004 among Amazônia Celular S.A., Telemig Celular S.A., Ericsson Telecomunicações S.A., and Ericsson Serviços de Telecomunicações Ltda.—English translation. (##)

10.20	Agreement for Supply and Rendering of Services dated July 16, 2004 between Telemig Celular S.A., Ericsson Telecomunicações S.A., and Ericsson Serviços de Telecomunicações Ltda.—English translation. (##)

10.21	Agreement for Supply and Rendering of Services dated December 29, 2004 among Telemig Celular S.A., Huawei Serviços do Brasil Ltda., and Huawei do Brasil Telecomunicações Ltda.—English translation. (##)

10.22	Authorization Agreement for Exploring Multimedia Communication Service, between ANATEL and Telemig Celular S.A.—English translation. (##)

10.23	Authorization Agreement for Personal Mobile Phone Service between ANATEL and Telemig Celular S.A.—English translation. (##)

10.24	Agreement for Supply and Rendering of Services dated March 31, 2005 among Amazônia Celular S.A., Telemig Celular S.A., Ericsson Telecomunicações S.A., and Ericsson Serviços de Telecomunicações Ltda.—English translation. (##)

10.25	Agreement for Supply and Rendering of Services dated March 31, 2005 among Telemig Celular S.A., Ericsson Telecomunicações S.A., and Ericsson Serviços de Telecomunicações Ltda.—English translation. (##)

10.26	Agreement of Rendering of Services dated October 11, 2005 between Telemig Celular S.A. and Ericsson Serviços de Telecomunicações Ltd.—English translation. (##)

10.27	Agreement for Supply and Rendering of Services dated May 19, 2006 between Telemig Celular S.A., Ericsson Telecomunicações S.A. and Ericsson Serviços de Telecomunicações Ltda.English translation. (##)

10.28	Agreement for Supply and Rendering of Services dated May 19, 2006 between Telemig Celular S.A., Ericsson Telecomunicações S.A., Ericsson Serviços de Telecomunicações Ltda. and Ericsson Gestão e Serviços de Telecomunicações Ltda.—English translation. (##)

10.29	Agreement for Supply and Rendering of Services dated December 23, 2005 among Telemig Celular S.A., Huawei Serviços do Brasil Ltda., and Huawei do Brasil Telecomunicações Ltda.—English translation. (##)

10.30	Agreement for Supply and Rendering of Services dated March 12, 2006 among Telemig Celular S.A., Huawei Serviços do Brasil Ltda., and Huawei do Brasil Telecomunicações Ltda.—English translation. (##)

10.31	First Supplemental Indenture dated April 17, 2007 among Amazônia Celular S.A., Telemig Celular S.A. and The Bank of New York, as Trustee—English translation. (##)

10.32	Agreement for Supply and Provision of Services dated February 9, 2007 between Telemig Celular S.A., Ericsson Telecomunicações S.A., Ericsson Serviços de Telecomunicações Ltda. and Ericsson Gestão e Serviços de Telecomunicações Ltda.—English translation. (##)

10.33	Agreement for Supply and Provision of Services dated June 6, 2007 between Telemig Celular S.A., Ericsson Telecomunicações S.A., Ericsson Serviços de Telecomunicações Ltda. and Ericsson Gestão e Serviços de Telecomunicações Ltda.—English translation. (##)

10.34	Agreement for Supply and Provision of Services dated June 15, 2007 among Telemig Celular S.A., Huawei do Brasil Telecomunicações Ltda. and Huawei Serviços do Brasil Ltda.—English translation. (##)

10.35	Agreement for Supply and Provision of Services dated June 21, 2007 between Telemig Celular S.A., Ericsson Telecomunicações S.A., Ericsson Serviços de Telecomunicações Ltda. and Ericsson Gestão e Serviços de Telecomunicações Ltda.—English translation. (##)

10.36	Agreement for Supply and Provision of Services dated June 30, 2007 between Telemig Celular S.A., Ericsson Telecomunicações S.A., Ericsson Serviços de Telecomunicações Ltda. and Ericsson Gestão e Serviços de Telecomunicações Ltda.—English translation. (##)

10.37	Stock Purchase Agreement dated as of August 2, 2007, between Telpart Participações S.A. and Vivo Participações S.A.—English translation. (##)

10.38	Agreement for Supply and Rendering of Services dated April 25, 2008 between Telemig Celular S.A. and Ericsson Telecomunicações S.A., Ericsson Serviços de Telecomunicações Ltda. and Ericsson Gestão e Serviços de Telecomunicações Ltda.—English summary. (##)

10.39	Agreement for Supply and Rendering of Services dated April 28, 2008 between Telemig Celular S.A. and Ericsson Telecomunicações S.A., Ericsson Serviços de Telecomunicações Ltda. and Ericsson Gestão e Serviços de Telecomunicações Ltda.—English summary. (##)

10.40	Agreement for Supply and Rendering of Services dated July 11, 2008 between Telemig Celular S.A. and NEC Brasil S.A.—English summary. (##)

11.1	Statement regarding computation of per share earnings for Vivo Participações S.A. (##)

11.2	Statement regarding computation of per share earnings for Telemig Celular Participações S.A. (##)

12.1	Ratio of Combined Fixed Charges and Preference Dividends to Earnings. (##)

21.1	List of Subsidiaries of Vivo Participações S.A. (##)

21.2	List of Subsidiaries of Telemig Celular Participações S.A. (##)

23.1	Consent of Ernst & Young Auditores Independentes S.S. regarding use in this Registration Statement of its report dated January 30, 2009, except as to Notes 39, 40 and 41 to the financial statements as to which the date is March 31, 2009, and except for the change in accounting discussed in Note 42, as to which the date is May 21, 2009, relating to the financial statements of Vivo Participações S.A. (##)

23.2	Consent of Ernst & Young Auditores Independentes S.S. regarding use in this Registration Statement of its report dated March 31, 2009, except for the change in Note 27, as to which the date is May 21, 2009, relating to the financial statements of Telemig Celular Participações S.A. (##)

23.3	Consent of Ernst & Young Auditores Independentes S.S. regarding use in this Registration Statement of its report dated January 30, 2009, except for internal control over financial reporting related to Notes 39, 40 and 41 to the financial statements as to which the date is March 31, 2009, and except for the change in accounting discussed in Note 42, as to which the date is May 21, 2009, relating to the report on internal control of Vivo Participações S.A. (##)

23.4	Consent of Ernst & Young Auditores Independentes S.S. regarding use in this Registration Statement of its report dated March 31, 2009, relating to the report on internal control of Telemig Celular Participações S.A. (##)

23.5	Consent of Deloitte Touche Tohmatsu Auditores Independentes regarding use in this Registration Statement of its report dated December 31, 2006 relating to the financial statements of Vivo Participações S.A. (##)

23.6	Consent of Deloitte Touche Tohmatsu Auditores Independentes regarding use in this Registration Statement of its report dated December 31, 2007 relating to the financial statements of Telemig Celular Participações S.A. (##)

23.7	Consent of Deloitte Touche Tohmatsu Auditores Independentes regarding use in this Registration Statement of its report dated December 31, 2006 relating to the financial statements of Telemig Celular Participações S.A. (##)

99.1	Form of Letter of Transmittal. (#)

99.2	Valuation Report of Citigroup Global Markets, Inc. (##)

99.3

Valuation Report of Planconsult (#)

    Net Equity Report for Vivo Participações S.A.

    Net Equity Report for Telemig Celular Participações S.A.

    Net Equity Report for Telemig Celular S.A.

    Economic Value Report for Telemig Celular Participações S.A.

    Economic Value Report for Telemig Celular S.A.

99.4	Call Notice for Extraordinary General Shareholders’ Meeting of Vivo Participações S.A. (##)

99.5	Call Notice for Extraordinary General Shareholders’ Meeting of Telemig Celular Participações S.A. (##)

99.6	Call Notice for Extraordinary General Shareholders’ Meeting of Telemig Celular S.A. (##)

99.7	Form of Power of Attorney. (##)

99.8	Letter from the Special Committee of Telemig Celular Participações S.A. to the Board of Directors of Telemig Celular Participações S.A. dated May 29, 2009—English translation. (#)

99.9	Letter from the Special Committee of Telemig Celular S.A. to the Board of Directors of Telemig Celular S.A. dated May 29, 2009—English translation. (#)

(#)	Filed herewith.

(##)	Filed previously.